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            EXHIBIT 23  CONSENT OF CROWE, CHIZEK AND COMPANY LLP



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                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lawrence Financial Holdings, Inc., filed with the Securities and Exchange Commission, of our report dated February 24, 2000, on the financial statements of Lawrence Federal Savings Bank as of and for the years ended December 31, 1999 and 1998, which report is included in the Lawrence Financial Holdings, Inc.'s Registration Statement on Form SB-2 (SEC No. 333- 45404), as amended, dated November 20, 2000.



                                          /s/ Crowe, Chizek and Company LLP
                                          ---------------------------------
                                              Crowe, Chizek and Company LLP


Columbus, Ohio
March 21, 2001